EXHIBIT 21.1
SUBSIDIARY LISTING

            NAME                                       LEGAL SEAT
---------------------------------              ---------------------------------
AGI de Venezuela, C.A.                         Caracas, Venezuela
AGI Mexicana, S.A. de C.V.                     Mexico City, Mexico
Beukenwoude, B.V.                              Amsterdam, Netherlands
Coherence Technology (U.K.) Ltd.               Edinburgh, United Kingdom
Coherence Technology Company, Inc.             Colorado, United States
Core Export Sales, Inc.                        Bridgetown, Barbados
Core Lab de Mexico, S.A. de C.V.               Mexico City, Mexico
Core Lab Operations S.A. de C.V.               Mexico
Core Lab Services S.A. de C.V.                 Mexico
Core Laboratories Resources, N.V.              Curacao, Netherlands Antilles
Core Laboratories International
  Licensing N.V.                               Curacao, Netherlands Antilles
Core Laboratories International
  Trading N.V.                                 Curacao, Netherlands Antilles
Core Laboratories (Argentina) S.A.             Buenos Aires, Argentina
Core Laboratories (H.K.) Limited               Hong Kong
Core Laboratories (U.K.) Limited               London, United Kingdom
Core Laboratories Angola Ltd.                  Angola
Core Laboratories Australia PTY LTD            Perth, Australia
Core Laboratories Canada Limited               Alberta, Canada
Core Laboratories Global N.V.                  Curacao, Netherlands Antilles
Core Laboratories Inc.                         Delaware, United States
Core Laboratories International B.V.           Amsterdam, The Netherlands
Core Laboratories Mexico Holding B.V.          Netherlands
Core Laboratories Netherlands B.V.             Amsterdam, The Netherlands
Core Laboratories Panama, S.A.                 Panama City, Panama
Core Laboratories PTE LTD                      Singapore
Core Laboratories Sales N.V.                   Curacao, Netherlands Antilles
Core Laboratories SDN BHD                      Kuala Lumpur, Malaysia
Core Laboratories Venezuela S.A.               Caracas, Venezuela
Core Petrophysics, Inc.                        Texas, United States
Core Petrophysics de Venezuela, C.A.           Venezuela
Corelab Brasil Ltda                            Brasil
Corelab Nigeria Limited                        Lagos, Nigeria
CTC Pulsonic Nigeria Limited                   Lagos, Nigeria
E.W. Saybolt & Co. (Cayman) Ltd.               Cayman Islands
E.W. Saybolt & Co. N.V.                        St. Eustatius
E.W. Saybolt & Co. S.A.                        Panama City, Panama
Integra Geoservices, Inc.                      Alberta, Canada
Jaex de Mexico, S.A. de C.V.                   Tabasco, Mexico
Magna International Services, C.A.             Venezuela
Organic Technology, Inc.                       Texas, United States
Owen Aruba N.V.                                Aruba, Netherlands Antilles
Owen Canada Ltd.                               Alberta, Canada
Owen Compliance Services, Inc.                 Texas, United States
Owen de Mexico S.A. de C.V.                    Mexico
Owen Oil Tools (U.K.) Ltd.                     Croydon, United Kingdom
Owen Oil Tools de Venezuela, C.A.              Anaco, Anzoategui, Venezuela
Owen Oil Tools, Inc.                           Texas, United States
PENCOR de Mexico S.A. de C.V.                  Mexico
PENCOR de Venezuela, C.A.                      Venezuela
PENCOR International Ltd.                      Jersey Channel Islands
PENCOR Ltd.                                    United Kingdom
PENCOR Production Specialists Ltd.             British Virgin Islands
PENCOR Reservoir Fluid Specialists, Inc.       United States
Petrak (Maghreb) S.A.                          Morocco
Petrak Azerbaijan Ltd.                         Baku, Azerbaijan
Petrak Baltija Ltd.                            Ventpils, Latvia
Petrak Batumi Ltd.                             Batumi, Georgia
Petrak CIS Ltd.                                Novorossiysk, Russia
Petrak Ltd.                                    Aktau City, Kazakhstan
Petroleum Analysts ZAO                         Moscow, Russia Federation
Pro Technics de Mexico, S.A. de C.V.           Mexico
Pro Technics International, Inc.               Texas, United States
Production Enhancement Corporation             Louisiana, United States
Production Services de Venezuela, C.A.         Venezuela
PT Corelab Indonesia                           Jakarta, Indonesia
PT Saybolt Indonesia                           Jakarta, Indonesia
Reservoirs Environmental Services, Inc.        United States
Reservoirs, Inc.                               Texas, United States
Saybolt - NIICPV ZAO                           Moscow, Russia Federation
Saybolt (Portugal) Inspeccao de
  Productos Petroliferos, Lda.                 Lisbon, Portugal
Saybolt (Singapore) PTE LTD                    Singapore
Saybolt (Tianjin) Meteorology &
  Instrumentation Company                      China
Saybolt Analyt Holding B.V.                    Vlaardingen, The Netherlands
Saybolt Analyt LTD ZAO                         Moscow, Russia Federation
Saybolt Armenia                                Yerevan, Armenia
Saybolt Aruba N.V.                             Aruba, Netherlands Antilles
Saybolt Azerbaijan, Ltd.                       Azerbaijan
Saybolt Bahamas Ltd.                           Freeport, Bahamas
Saybolt Baltija, Ltd.                          Klaipeda, Lithuania
Saybolt Bashkortostan                          Bashkortostan, Russian Federation
Saybolt Belgium                                Belgium
Saybolt Bonaire N.V.                           Bonaire, Netherlands Antilles
Saybolt Bulgaria Ltd                           Bulgaria
Saybolt Colombia Ltda.                         Barranquilla, Colombia
Saybolt Curacao N.V.                           Curacao, Netherlands Antilles
Saybolt Danmark A/S                            Copenhagen, Denmark
Saybolt de Costa Rica, S.A.                    San Jose, Costa Rica
Saybolt de Mexico S.A. de C.V.                 Coatzacoalcos, Mexico
Saybolt Eastern Hemisphere B.V.                Vlaardingen, The Netherlands
Saybolt Espana S.A.                            Madrid, Spain
Saybolt Estonia Ltd.                           Tallin, Estonia
Saybolt Evrasia ZAO                            Moscow, Russia Federation
Saybolt Finland Oy                             Hamina, Finland
Saybolt France S.A.                            Port-Le-Bouc, France
Saybolt Geneva S.R.L.                          Siracusa, Italy
Saybolt Greece, Ltd.                           Athens, Greece
Saybolt Holding B.V.                           Vlaardingen, The Netherlands
Saybolt Inc.                                   New Jersey, United States
Saybolt International B.V.                     Vlaardingen, The Netherlands
Saybolt Iran B.V.                              Vlaardingen, The Netherlands
Saybolt Italia S.R.L.                          Siracusa, Italy
Saybolt Kazakhstan B.V.                        Vlaardingen, The Netherlands
Saybolt Kiinteisto Oy Hillo                    Hamina, Finland
Saybolt Latin America B.V.                     Vlaardingen, The Netherlands
Saybolt Latvia                                 Ventspils, Latvia
Saybolt (M) SDN BHD                            Kuala Lumpur, Malaysia
Saybolt Malta Ltd.                             Kalafran, Malta
Saybolt Meteorology &
  Instrumentation B.V.                         Vlaardingen, The Netherlands
Saybolt Nederland B.V.                         Vlaardingen, The Netherlands
Saybolt North America B.V.                     Vlaardingen, The Netherlands
Saybolt Services Ltd.
     formerly Petrak Services Ltd.             London, United Kingdom
Saybolt South Africa PTY LTD                   Cape Town, South Africa
Saybolt Sverige AB                             Gothenburg, Sweden
Saybolt Test OOO                               Bashkortostan, Russian Federation
Saybolt Thailand Ltd.                          Bangkok, Thailand
Saybolt Trinidad & Tobago Ltd.                 Marabella, Trinidad
Saybolt Turkmenistan Ltd.
     formerly Petrak Turkmenistan Ltd.         Turkmenbashi, Turkmenistan
Saybolt United Kingdom Ltd.                    Purfleet, United Kingdom
Saybolt van Duyn GmbH                          Essen, Germany
Saybolt West Indies N.V.                       Kingston, Jamaica
Saybolt-Ukraine                                Odessa, Ukraine
Scott Pickford Group Limited                   Croydon, United Kingdom
Scott Pickford Limited                         Croydon, United Kingdom
SP TOO Saybolt Kazakhstan                      Kazakhstan
Stim Lab, Inc.                                 Oklahoma, United States
Stim-Lab (U.K.) Limited                        Edinburgh, United Kingdom
Stim-Lab CoreSystems Limited                   Edinburgh, United Kingdom
The Petrak Group S.A.                          Zug, Switzerland
TomoSeis Corporation                           Texas, United States